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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference and use of our report, dated January 11, 2001, on the consolidated financial statements of Tower Financial Corporation (which report is included in Tower Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000) in this Registration Statement on Form S-8 pertaining to the Tower Financial Corporation 2001 Stock Option and Incentive Plan.



                                        /s/ Crowe, Chizek and Company LLP
Fort Wayne, Indiana
June 26, 2001